UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 21, 2002
(Date of Report)

AmeriGas Partners, L.P.
AP Eagle Finance Corp.
(Exact name of registrants as specified in their charters)

Delaware Delaware	1-13692 33-72986-01	23-2787918 23-3077318
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

460 North Gulph Road
King of Prussia, Pennsylvania 19406
(Address of principal executive offices) (Zip Code)

(610) 337-7000
(Registrants’ telephone number, including area code)

Item 5.  Other Events.

On November 20, 2002, AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported earnings for AmeriGas Partners, L.P. for the fiscal year ended September 30, 2002 and for the three months ended September 30, 2002. The news release is included as an exhibit to this report and is incorporated herein by reference.

There follows summary financial information as of September 30, 2002 and 2001 for AmeriGas Partners, L.P. and its operating partnerships (“OLP”):

	As of September 30,
	2002	2001
	(in thousands)
Cash and cash equivalents	$47,400	$32,489
OLP revolving credit facility	$10,000	$–
OLP long-term debt (including current maturities of $60,398 and $87,178, respectively)	$559,457	$646,175
Senior notes	$386,327	$359,729
Total long-term debt	$945,784	$1,005,904
Partners’ capital	$228,366	$203,505

AmeriGas Partners, L.P. and AP Eagle Finance Corp. are planning to issue $88.0 million of 8 7/8% Series C Senior Notes due 2011 to redeem the remaining $85.0 million of 10 1/8% Senior Notes due 2007 at 102.25% of par. The securities to be issued will not be registered under the Securities Act of 1933 and will not be eligible for offer or sale in the United States absent registration or an applicable exemption from registration under the Securities Act. As of September 30, 2002, the OLP had $143.6 million available under its bank credit facilities. As of September 30, 2002, AmeriGas Partners, L.P. had outstanding aggregate principal amounts of $85.0 million of 10 1/8% Senior Notes due 2007, $60.0 million of 10% Senior Notes due 2006, and $240.0 million of 8 7/8% Senior Notes due 2011.

Item 7.  Financial Statements and Exhibits.

(c)    Exhibits.

99.1    Press release of AmeriGas Partners, L.P. issued November 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P. (Registrant) By: AmeriGas Propane, Inc., its general partner

Date: November 21, 2002	By: /s/ Robert W. Krick
Name: Robert W. Krick Title: Treasurer

AP EAGLE FINANCE CORP. (Registrant)

Date: November 21, 2002	By: /s/ Robert W. Krick
Name: Robert W. Krick Title: Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of AmeriGas Partners, L.P. issued November 20, 2002.